Exhibit 5.1

December 21, 2004

enherent Corp

80 Lamberton Road

Windsor, CT 06095

Re: enherent Corp. Registration Statement on Form S-4

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4 filed by enherent Corp., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission on November 1, 2004, as amended (File No. 333-120118) (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of up to 22,663,490 shares of Company voting common stock, par value $0.001 per share (the “Company Shares”) to be issued pursuant to the Agreement and Plan of Merger, dated October 12, 2004 (as amended, the “Merger Agreement”), by and among the Company and Dynax Solutions, Inc. (“Dynax”).

Although we have acted as counsel to the Company in connection with this matter and in connection with certain other matters, our engagement by the Company has been limited to specific matters as to which we have been consulted by the Company; accordingly, matters of a legal nature may exist about which we have not been consulted and about which we have not advised or represented the Company.

We have examined instruments, documents and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the conformity to the originals of all documents submitted to us as copies; (b) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (c) the genuineness of all signatures; and (d) the legal competence of all signatories to such documents. Furthermore, in rendering such opinions, we have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the Company and public officials as to matters of fact of which the maker of such certificates or the person providing such other information had knowledge.

We assume that the appropriate action will be taken, prior to the offer and sale of the Company Shares, to register and qualify the Company Shares for sale under all applicable state securities or “blue sky” laws.

enherent Corp.

December 14, 2004

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Company Shares while the Registration Statement is in effect.

Based upon and subject to the foregoing, we are of the opinion that upon (i) receipt of the requisite stockholder votes and the consummation of the merger of Dynax with and into the Company pursuant to the Merger Agreement, (ii) approval and filing of the amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the total number of authorized shares of voting common stock, and (iii) issuance of the Company Shares and delivery of certificates representing the Company Shares in the form of the specimen certificates examined by us, signed manually by an authorized officer of the transfer agent and registrar of the common stock, the Company Shares will be duly authorized, validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Jackson Walker L.L.P.